Santos exercises its Option to acquire shares in Somon Oil, a
Tajik company, from DWM Petroleum AG

BAAR, SWITZERLAND, August 8, 2012.

Manas Petroleum Corp. (“Manas”) (TSX-V: MNP; OTCBB: MNAP) is pleased to provide this update regarding its activities in Tajikistan.

Pursuant to a deed signed by DWM Petroleum AG (“DWM”), a 100% subsidiary of Manas, on August 6, 2012 with Santos International Ventures Pty Ltd (“Santos”), Santos has exercised its option under an Option Agreement dated December 10, 2007, under which an affiliate of Santos and a third party intend to acquire an aggregate 70% shareholding in Somon Oil Closed Joint Venture Stock Company (“Somon Oil”). The acquisition of the shares is subject to certain transaction documents being agreed and completed including a farmin agreement and a shareholder agreement (“Transaction Documents”). The remaining 30% will be owned by DWM (as to 20%) and Anavak Limited Liability Company (as to 10%).

DWM, Santos and the above-mentioned third party are in advanced stages of negotiations and expect to sign the Transaction Documents before September 6, 2012.

Somon Oil has issued tenders for long lead items and an expression of interest for a drilling rig and bundled wellsite services, in preparation for its forthcoming drilling programme.

Concerning Mongolia, Manas intends to provide an operations update after spudding the first well in the second half of August.

About Manas Petroleum Corp.

Manas Petroleum is an international oil and gas company with primary focus on exploration and development in South-Eastern Europe, Central Asia and Mongolia. In Albania, Manas participates in a 1.7 million acre exploration project through its equity interest in Petromanas Energy Inc., a Canadian public company. In Kyrgyz Republic, Manas has signed a US$54 million farm-out agreement with Santos International, a subsidiary of one of Australia's largest oil and gas companies. In addition to the development of its Kyrgyz Republic project, Manas participates in an oil and gas exploration project in neighboring Tajikistan through its majority-owned subsidiary Somon Oil, subject to an option farm out agreement with Santos. In Mongolia, Manas has a working interest in two Production Sharing Contracts covering Blocks XIII and XIV through its 74% owned subsidiary Gobi Energy Partners GmbH.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For further information please contact:

1

Ari Muljana
Corporate Secretary
Manas Petroleum Corp.
Bahnofstr. 9, P.O. Box 155
CH-6341 Baar, Switzerland
Phone:	+41 44 718 1030
Fax:	+41 44 718 1039
Email:	info@manaspete.com
Web:	www.manaspete.com

Scott Koyich
North America Investor Relations
Brisco Capital Partners Corp.
Phone:	+1 403 262 9888
Email:	scott@briscocapital.com

Dr. Georg Hochwimmer
Europe Investor Relations
General Research GmbH
Phone:	+49 89 2500 4330
Email:	hochwimmer@generalresearch.de

DISCLAIMER
Forward-Looking Statement Disclaimer

This press release contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economic performance or management's plans and objectives for future operations. In some cases you can identify forward-looking statements by the use of terminology such as "may", "should", "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy", or words of similar meaning. Forward-looking statements in this press release include the Company’s projections that the Transaction Documents with Santos will be completed before September 6, 2012 and its intent to provide an operations update after spudding the first well in Mongolia in the second half of August. While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect current judgment, actual results will almost always vary, sometimes materially, from any projections included in this press release. These statements are only predictions and are subject to known and unknown risks, including the risks described in Manas’ periodic disclosure documents filed on SEDAR and EDGAR, copies of which are also available on the company's website at www.manaspetroleum.com. Any of these risks could cause Manas' or its industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Except as required by applicable law, including the securities laws of the United States and Canada, Manas does not intend to update any of the forward-looking statements to conform these statements to actual results.